First Quarter 2003 Earnings Conference Call April 23, 2003 Exhibit 99.2

Safe Harbor Language Note: Certain statements and information included in this presentation are "forward-looking statements" under the Federal Private Securities Litigation Reform Act of 1995. Accordingly, we advise that these forward-looking statements be evaluated with consideration given to the many uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, the competitive pricing environment applicable to the Company's businesses, customer retention levels, changes in customers' business environments, changes in market conditions affecting the sale of used vehicles, adverse changes in debt ratings, changes in accounting assumptions, greater than expected expenses associated with the Company's activities and changes in general economic conditions.

Contents First Quarter Results Key Initiatives Update Asset Management Update Earnings Outlook Questions

1st Quarter Results Earnings per diluted share before accounting changes were $0.33, up from $0.27 in 1Q02 Lease revenue slightly down year-over-year; demand remains weak Continuing year-over-year improvement in commercial rental revenue; pricing and utilization are stronger, increasing both revenue and margin Significant increase in fuel revenue due to higher fuel costs Supply Chain Solutions revenue down as anticipated, although decrease is less than was projected Revenue increases realized in most international operations; some benefit from favorable exchange rate changes Overview

1st Quarter Results (continued) Fleet Management Solutions returns negatively impacted by lower lease revenue and absorption of pension expense increase, partially offset by improved rental and asset management results Supply Chain Solutions returns positively impacted by improved operational performance globally and overhead reductions Dedicated Contract Carriage returns positively impacted by lower safety and insurance expenses Asset management activities continue to contribute to improved results with 15% year-over-year reduction in non- revenue earning equipment Strong cost management in overhead areas continues to positively contribute to results Change in accounting for asset retirement obligations (SFAS 143) resulted in charge of $0.02 per diluted share; no change in future run rate of operating expenses Overview

Earnings Per Share First Quarter Actual Results

Business Segment First Quarter Fully Allocated ($ Millions)

Capital Expenditures Full Service Lease Commercial Rental Property, Plant & Equipment Acquisitions Other East 65 16 8 0 11 11% 8% 16% 65% ($ Millions) First Quarter First Quarter 2003

Free Cash Flow Notes: (1) Includes non-cash restructuring and other recoveries, net and cumulative effect of changes in accounting principles (2) Changes in working capital exclude sale of receivables (3) Presentation includes non-GAAP financial measure as defined by SEC rules. Please refer to the appendix for a reconciliation to the most directly comparable GAAP measure. ($ Millions) First Quarter Preliminary

Debt to Equity Ratio Continued and focused emphasis to strengthen the balance sheet ($ Millions) Note: 4Q2002 and beyond includes a pension related equity charge of $227.6 million

Contents First Quarter Results Key Initiatives Update Asset Management Update Earnings Outlook Questions

2003 Key Initiatives Focus on cost management and process improvement initiatives continues 2003 new initiatives added an incremental $12 million in pre-tax earnings Maintenance Asset Management Overhead Reduction SCS Margin Improvement Insurance and Safety Other $44 - $49 million 2003 Impact of Implemented Initiatives ($ Millions) Status Update

Contents First Quarter Results Key Initiatives Update Asset Management Update Earnings Outlook Questions

Asset Management Update Total number of non-revenue earning equipment of 8,832 is down over 1,500 units or 15% vs. prior year period Not yet earning (NYE) vehicles are 1,009 No longer earning (NLE) vehicles are 7,823 3,805 of these units are held for sale at the used truck centers Used tractor sales proceeds have shown modest signs of improvement The overall number of vehicles sold was flat compared to 4Q02 at 3,216

Asset Management Update Focused efforts in the area of asset management continues to positively impact earnings and strengthen free cash flow Redeployments and tractor term extensions have declined as anticipated, but are higher than plan levels Memo: U.S. only Redeployments Tractor Extensions Early Replacements Early Terminations 1Q99 851 164 1520 3570 1Q00 1169 152 1557 3203 1Q01 1131 246 461 2139 1Q02 1790 682 295 2118 1Q03 1322 485 148 941

Contents First Quarter Results Key Initiatives Update Asset Management Update Earnings Outlook Questions

Earnings Outlook Full year 2003 forecasted earnings remain unchanged at $1.95 - $2.00 per share. Current projection for EPS is as follows: ($ Earnings Per Share) 1st Qtr 2nd Qtr 2nd Half Full Year 2003 Actual/Proj. EPS 0.33 0.50 - 0.51 1.12 - 1.16 1.95 - 2.00

Contents First Quarter Results Key Initiatives Update Asset Management Update Earnings Outlook Questions

Appendix Business Segment Detail Non-Revenue Earning Equipment Summary Free Cash Flow Reconciliation

Fleet Management Solutions (FMS) ($ Millions) First Quarter

Supply Chain Solutions (SCS) ($ Millions) First Quarter

Dedicated Contract Carriage (DCC) ($ Millions) First Quarter

Central Support Services (CSS) ($ Millions) First Quarter

Free Cash Flow Reconciliation ($ Millions) First Quarter Preliminary

Non-Revenue Earning Equipment Not Yet Earning - "NYE" No Longer Earning - "NLE" Total 10,727 Dec 2000 Total 12,040 Mar 2001 Total 10,915 June 2001 Total 10,991 Sept 2001 Total 11,072 Dec 2001 Total 10,361 Mar 2002 Units held for sale 3,485 5,215 5,115 Total 8,832 Mar 2003 Total 8,691 June 2002 Total 8,433 Sept 2002 Status Total 8,131 Dec 2002 3,805